EXHIBIT 10 (f)

COMPUTER TASK GROUP, INCORPORATED

COMPENSATION ARRANGEMENTS FOR THE NAMED EXECUTIVE OFFICERS

Set forth below is a summary of the annual and incentive compensation paid by Computer Task Group, Incorporated (the Company) to its named executive officers (defined in Regulation S-K Item 402(a)(3)) in their current positions as of the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2018. All of the Company's executive officers are at-will employees whose compensation and employment status may be changed at any time at the discretion of the Company's Board of Directors, subject only to the terms of employment agreements, as applicable, between the Company and these executive officers.

Effective January 1, 2019, the named executive officers are scheduled to receive the following annual base salaries in their current positions:

Current Annual Salary
Arthur W. Crumlish (1) President and Chief Executive Officer	$410,000
John M. Laubacker Senior Vice President, Chief Financial Officer & Treasurer	$355,000
Filip J.L. Gyde (2) Senior Vice President, General Manager, Europe	$371,589
Jeffrey D. Gerkin (3)
Executive Vice President, General Manager, North America	$325,000
Peter P. Radetich Senior Vice President, General Counsel	$283,000

Executive officers are also eligible to receive incentive compensation each year primarily based upon the achievement of certain targets. These targets may include specific levels of revenue growth, gross profit, or operating income. Total incentive bonuses were awarded to the named executives for 2018 as follows:

2018 Bonus
Arthur W. Crumlish	$222,341
John M. Laubacker	$106,152
Filip J.L. Gyde	$229,406
Jeffrey D. Gerkin	$141,609
Peter P. Radetich	$102,689

(1)Mr. Crumlish, the Company’s former CEO, retired as CEO and resigned as a director effective March 1, 2019.

(2)Mr. Gyde is paid in Euros. This amount represents his base pay of 324,229 Euros translated into United States Dollars at the January 1, 2019 exchange rate.

(3)Mr. Gerkin resigned from the Company effective March 8, 2019.